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                                                                   Exhibit 10.13

                      1988 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                                       OF
                             NOBLE AFFILIATES, INC.

               AS AMENDED AND RESTATED EFFECTIVE JANUARY 30, 1996

                                    RECITALS

         A. Effective as of July 26, 1988 (the "Effective Date"), the board of directors (the "Board of Directors") of Noble Affiliates, Inc., a Delaware corporation (the "Company"), hereby adopts this 1988 Nonqualified Stock Option Plan for Non-Employee Directors (the "Plan").

         B. The purposes of the Plan are to provide to each of the directors of the Company who is not also either an employee or an officer of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such directors options (the "Options", or individually, the "Option") to purchase shares of the Company's common stock, $3.33-1/3 par value (the "Common Stock"), subject to the terms and conditions described below.

                                   ARTICLE I

                                    GENERAL

         1.01 Definitions. For purposes of this Plan and as used herein, "non-employee director" shall mean an individual who (a) is now, or hereafter becomes, a member of the Board of Directors by virtue of an election by the shareholders of the Company, (b) is neither an employee nor an officer of the Company and (c) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within 30 days after his initial election to the Board of Directors or, in the case of the directors in office on the Effective Date, prior to shareholder approval of the Plan, to decline to participate in the Plan. For purposes of this Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and "officer" shall mean an individual elected or appointed by the Board of Directors or chosen in such other manner as may be prescribed in the By-laws of the Company to serve as such, except that for the purposes of this Plan, the Chairman of the Board will not be deemed to be an officer of the Company.

         For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange.

         1.02 Options. The Options granted hereunder shall be options that are not qualified under Section 422A of the Code.

                                   ARTICLE II

                                 ADMINISTRATION

         The Plan shall be administered by the Board of Directors. The Board of Directors shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by each Option, or to set the exercise price or the period within which the Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Sections 3.02(a) and 6.02 hereof. Subject to the foregoing
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limitations, the Board of Directors shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board of Directors relating to the Plan shall be final and binding upon the Company, the Holders, as defined hereinafter, and all other persons. No member of the Board of Directors shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.

                                  ARTICLE III

                                    OPTIONS

         3.01 Participation. Each non-employee director shall be granted Options to purchase Common Stock under the Plan on the terms and conditions herein described.

         3.02 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement, which agreement shall be entered into by the Company and the non-employee director to whom the Option is granted (the "Holder"), and which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board of Directors considers appropriate in each case:

                 (a) Option Grant Date. Options shall be granted initially as of the Effective Date to each non-employee director serving the Company as a director on such date. Thereafter, on each July 1 during the term of the Plan, Options shall be granted automatically to the non-employee directors serving the Company as directors on such date. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option. Notwithstanding anything herein to the contrary, the Board of Directors may revoke, on or prior to each July 1, the next automatic grant of Options otherwise provided for by the Plan if no options have been granted to employees since the preceding July 1 under the Company's 1982 Stock Option Plan or any other employee stock option plan that the Company might adopt hereafter.

                 (b) Number. Each non-employee director serving the Company as a director on the Effective Date shall be granted, as of such date, an Option to purchase a number of shares of Common Stock equal to the product obtained by multiplying (i) the number of completed years such director has served the Company as director by
         (ii) 500. Thereafter, as of each subsequent Grant Date, each then current non-employee director shall be granted an Option to purchase the number of shares of Common Stock equal to the nearest number of whole shares determined in accordance with the following formula, subject to adjustment in accordance with Section 5.02 hereof:

                          30,000                   =       Number of Shares of
         ------------------------------------              Common Stock
         Number of Non-Employee Directors

         "Number of Non-Employee Directors" shall mean the number of non-employee directors serving the Company as a director on such Grant Date. The formula set forth above will not be affected by any decision of the Board of Directors to revoke an automatic grant.

                 If, on any July 1 during the term of the Plan, fewer than 30,000 shares of Common Stock (subject to adjustment in accordance with Section 5.02 hereof) remain available for grant on such date, such smaller number will be substituted for 30,000 as the numerator in the formula described above to determine the number of shares of Common Stock to be subject to each Option to be granted to each non-employee director on such date.

                 (c) Price. The price at which each share of Common Stock covered by an Option may be purchased pursuant to this Plan shall be the fair market value of the shares on the Grant Date of such Option.





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                 (d)      Option Period.  Each Option shall be exercisable from
         time to time over a period (the "Option Period") commencing one year from the Grant Date of such Option and ending upon the expiration of ten years from the Grant Date, unless terminated sooner pursuant to the provisions described in Section 3.02(e) below; provided, however, that any Option granted pursuant to the Plan shall become exercisable in full upon the mandatory retirement of the Holder as a regular director because of age in accordance with Article III of the By-laws of the Company.

                 (e) Termination of Service, Death, Etc. Each stock option agreement shall provide as follows with respect to the exercise of the Option granted thereby in the event that the Holder ceases to be a non-employee director for the reasons described in this Section 3.02(e):

                          (i) If the Holder ceases to be a director of the Company on account of such Holder's (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then the Option shall automatically terminate and be of no further force or effect as of the date the Holder's directorship terminated;

                          (ii) If the Holder shall die during the Option Period while a director of the Company (or during the additional five-year period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of Holder's death, within five years after such death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; or

                          (iii) If the directorship of a Holder is terminated for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent the Holder was able to do so at the date of termination of the directorship, within five years after such termination (if otherwise within the Option Period), but not thereafter.

                 (f) Transferability. An Option granted under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The designation of a beneficiary by a Holder does not constitute a transfer.

                 (g) Agreement to Continue in Service. Each Holder shall agree to remain in the service of the Company, at the pleasure of the Company's shareholders, for a continuous period of at least one year after the date of the grant of any Option, at the retainer rate and fee schedule then in effect or at such changed rate or schedule as the Company from time to time may establish.

                 (h) Exercise, Payments, Etc. Each stock option agreement shall provide that the method for exercising the Option granted thereby shall be by delivery to the President of the Company of, or by sending by United States registered or certified mail, postage prepaid, addressed to the Company (for the attention of its President) of, written notice signed by Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares. Any such notice shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise.





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                                   ARTICLE IV

                                   [Deleted]

                                   ARTICLE V

                            AUTHORIZED COMMON STOCK

         5.01 Common Stock. The total number of shares of Common Stock as to which Options may be granted pursuant to the Plan shall be 550,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason before the end of the Option Period, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Common Stock at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligation under the Plan.

         5.02 Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

         In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section
5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.01 Termination of the Plan. The Plan shall terminate whenever the Board of Directors adopts a resolution to that effect. If not sooner terminated under the preceding sentence, the Plan shall wholly cease and expire at the close of business on July 25, 2006. After termination of the Plan, no Options shall be granted under this Plan, but the Company shall continue to recognize Options previously granted.

         6.02 Amendment of the Plan. Subject to the limitations set forth in this Section 6.02, the Board of Directors may from time to time amend, modify, suspend or terminate the Plan. No such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which he might have acquired through or as a result of the Plan, or (b) be made without the approval of the shareholders of the Company where such change would (i) increase the total number of shares of Common Stock which may be granted under the Plan or decrease the purchase price under the Plan (other than as provided in Section 5.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period. Notwithstanding any other provision of this Section 6.02, in accordance with Rule 16b-3(c)(2)(ii)(B), the provisions of the Plan governing the matters described in Rule 16b-3(c)(2)(ii)(A) shall





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not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         6.03 Treatment of Proceeds. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

         6.04 Effectiveness. This Plan shall become effective as of the Effective Date, subject to the conditions stated in the following sentence. This Plan and each Option granted or to be granted hereunder is conditional on and shall be of no force and effect, and no Option shall be exercised, unless and until, (a) shareholder approval of the Plan by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders duly held not later than the date of the next annual meeting of shareholders and (b) receipt by the Company of a favorable response from the staff of the Securities and Exchange Commission to the Company's position to the effect that (i) the Plan will meet the requirements of Rule 16b-3 and (ii) the receipt of Options under the Plan by non-employee directors will not prohibit them from continuing to be "disinterested persons" within the meaning of paragraphs (b) and (d)(3) of Rule 16b-3 with respect to the Company's employee stock option plans.

         6.05 Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated 1988 Nonqualified Stock Option Plan for Non-Employee Directors on this 23rd day of April, 1996, effective as of January 30, 1996.

                                        NOBLE AFFILIATES, INC.


                                        By /s/ ROBERT KELLEY
                                           -------------------------------------
                                        Name:  Robert Kelley
                                        Title: Chairman, President and
                                               Chief Executive Officer





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